Exhibit 99.1

NEWS RELEASE

SPX REPORTS THIRD QUARTER 2012 RESULTS

Revenues Up 7% to $1.25 Billion

Earnings Per Share from Continuing Operations Up 8% to $1.05

CHARLOTTE, NC — October 31, 2012 — SPX Corporation (NYSE:SPW) today reported results for the third quarter ended September 29, 2012:

Third Quarter Highlights:

•                  Revenues increased 7.2% to $1.25 billion from $1.17 billion in the year-ago quarter.  Organic revenues* decreased 0.5%, while completed acquisitions increased revenues by 11.1% and currency fluctuations decreased revenues by 3.4%.

•                  Segment income and margins were $134.2 million and 10.7%, compared with $138.0 million and 11.8% in the year-ago quarter. Third quarter of 2012 segment margins were impacted by 77 basis points of dilution from the 2011 acquisition of ClydeUnion, including $0.8 million of purchase accounting charges related to the amortization of acquired backlog value.

•                  Diluted net income per share from continuing operations was $1.05, compared with $0.97 in the year-ago quarter.

•                  Net cash from continuing operations was $52.2 million, compared with $85.8 million in the year-ago quarter.  The decrease was attributable primarily to the timing of milestone cash receipts for certain large projects within our Thermal Equipment and Services segment, investments in working capital at ClydeUnion and higher pension contributions in the current quarter.

•                  Free cash flow from continuing operations* during the quarter was $30.8 million, compared with $57.7 million in the year-ago quarter.  The decrease was due primarily to the items noted above, partially offset by lower capital expenditures.

“Our third quarter results were highlighted by increased year-over-year sales of Flow components and power transformers in North America and operating margins in our legacy Flow operations, which improved both sequentially and year over year,” said Christopher J. Kearney, Chairman, President, and Chief Executive Officer of SPX.

“However, total revenue for the third quarter came in lighter than we had anticipated, partly due to continued challenges in the European economic environment, customer and execution delays on projects at ClydeUnion, and some areas of softness in Asia Pacific.  For the full year, we now expect revenue growth in the range of 11 to 12 percent, versus our previous range of 11 to 15 percent.

“On the strategic front, we expect the final regulatory requirements for the sale of Service Solutions to be satisfied within the next few weeks and anticipate the deal will close in early December.  After we receive the proceeds from this sale, we estimate our available liquidity will be about $2 billion and we plan to complete our previously communicated capital allocation plans, including $350 million of debt repayments and $275 million of additional share repurchases.  We continue to make progress on the integration of ClydeUnion.  Current quarter operating margins improved modestly quarter-to-quarter and we are targeting a further increase in ClydeUnion’s fourth quarter profitability.

“We have made good progress on our strategic actions during the third quarter and believe our company is better positioned for success in 2013 and beyond,” Kearney said.

FINANCIAL HIGHLIGHTS — CONTINUING OPERATIONS

Flow Technology

Revenues for the third quarter of 2012 were $648.6 million compared to $527.9 million in the third quarter of 2011, an increase of $120.7 million, or 22.9%.  Organic revenues increased 0.5%, reflecting growth in component sales to the oil and gas market as well as contract execution of food and beverage systems in Asia Pacific.  This growth was mostly offset by the continued weakness in industrial markets, most notably Europe, as well as the completion of certain large scale nuclear projects that favorably impacted the prior year quarter.  Acquisitions increased reported revenues by 26.4%, while the impact of currency fluctuations decreased reported revenues by 4.0%, from the year-ago quarter.

Segment income was $78.1 million, or 12.0% of revenues, in the third quarter of 2012 compared to $70.1 million, or 13.3% of revenues, in the third quarter of 2011.  The increase in segment income was due primarily to the impact of the revenue growth noted above. The decline in segment margin was due primarily to 200 basis points of dilution from ClydeUnion, including purchase accounting charges related to the amortization of acquired backlog value, partially offset by increased year-over-year pricing and improved operating costs at facilities in the U.S. and Europe.

Thermal Equipment and Services

Revenues for the third quarter of 2012 were $381.0 million compared to $433.9 million in the third quarter of 2011, a decrease of $52.9 million, or 12.2%.  Organic revenues decreased 5.7% in the quarter, driven primarily by declines in high margin cooling system projects partially offset by increases in the execution of projects in South Africa.  The impact of currency fluctuations decreased reported revenues by 4.1% from the year-ago quarter.

Segment income was $30.0 million, or 7.9% of revenues, in the third quarter of 2012 compared to $40.8 million, or 9.4% of revenues, in the third quarter of 2011.  The decline in segment income and margins was due primarily to the impact of the unfavorable volume and project mix.

Industrial Products and Services

Revenues for the third quarter of 2012 were $219.8 million compared to $204.2 million for the third quarter of 2011, an increase of $15.6 million, or 7.6%.  Organic revenues increased 8.2% in the quarter, attributable primarily to 48.3% growth in our power transformer business, partially offset by declines in sales of fare-collection systems and communication technologies.  The impact of currency fluctuations decreased reported revenues by 0.6% from the year-ago quarter.

Segment income was $26.1 million, or 11.9% of revenues, in the third quarter of 2012 compared to $27.1 million, or 13.3% of revenues, in the third quarter of 2011.  The decrease in segment income and margins was due primarily to the decline in high margin fare-collection and communication technologies revenues, partially offset by the impact of increased power transformer sales noted above.

OTHER ITEMS

Dividend:   On August 23, 2012, the company announced that its Board of Directors had declared a quarterly dividend of $0.25 per common share to shareholders of record on September 14, 2012, which was paid on October 3, 2012.

Form 10-Q:  The company expects to file its quarterly report on Form 10-Q for the quarter ended September 29, 2012 with the Securities and Exchange Commission by October 31, 2012.  This press release should be read in conjunction with that filing, which will be available on the company’s website at www.spx.com, in the Investor Relations section.

Discontinued Operations:   During the first quarter of 2012, the company entered into an agreement to sell its Service Solutions business unit. The financial condition, results of operations, and cash flows of Service Solutions have been reported as discontinued operations in the attached condensed consolidated financial statements.

Segment Reporting:   With the pending sale of Service Solutions, the company is no longer reporting the Test & Measurement segment.  We are continuing to report Flow Technology and Thermal Equipment and Services, our two reportable segments.  The other two businesses that had been reported within Test & Measurement, along with our remaining operating segments, are included in an “All Other” category, which we refer to as Industrial Products and Services.

About SPX:  Based in Charlotte, North Carolina, SPX Corporation (NYSE: SPW) is a global Fortune 500 multi-industry manufacturing leader with over $5 billion in annual revenue, operations in more than 35 countries and over 18,000 employees. The company’s highly-specialized, engineered products and technologies are concentrated in three areas: flow technology, infrastructure, and vehicle service solutions.  Many of SPX’s innovative solutions are playing a role in helping to meet rising global demand for electricity, processed foods and beverages and vehicle services, particularly in emerging markets. The company’s products include food processing systems for the food and beverage industry, power transformers for utility companies, cooling systems for power plants; and diagnostic tools and equipment for the automotive industry. This description of SPX does not reflect the pending sale of the Service Solutions business.   For more information, please visit www.spx.com.

* Non-GAAP number. See attached financial schedules for reconciliation to most comparable GAAP number.

Certain statements in this press release are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby.  Please read these results in conjunction with the company’s documents filed with the Securities and Exchange Commission, including the company’s annual reports on Form 10-K, and any amendments thereto, and quarterly reports on Form 10-Q.  These filings identify important risk factors and other uncertainties that could cause actual results to differ from those contained in the forward-looking statements.  Actual results may differ materially from these statements.  The words “believe,” “expect,” “anticipate,” “project” and similar expressions identify forward-looking statements.  Although the company believes that the expectations reflected in its forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct.  In addition, estimates of future operating results are based on the company’s current complement of businesses, which is subject to change. Statements in this press release speak only as of the date of this press release, and SPX disclaims any responsibility to update or revise such statements.

Contact:

Ryan Taylor (Investors)	Jennifer H. Epstein (Media)
704-752-4486	704-752-7403/704-576-5441
E-mail: investor@spx.com	jennifer.epstein@spx.com

SPX CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited; in millions, except per share amounts)

	Three months ended		Nine months ended
	September 29, 2012	October 1, 2011	September 29, 2012	October 1, 2011

Revenues	$1,249.4	$1,166.0	$3,674.9	$3,287.7

Costs and expenses:
Cost of products sold	912.3	842.4	2,699.1	2,356.9
Selling, general and administrative	235.0	222.5	758.0	696.8
Intangible amortization	9.1	5.6	27.2	16.9
Impairment of goodwill and other intangible assets	—	—	—	24.7
Special charges, net	7.1	7.2	17.9	13.8
Operating income	85.9	88.3	172.7	178.6

Other income (expense), net	—	(33.7)	19.0	(31.6)
Interest expense	(28.7)	(23.8)	(85.1)	(71.5)
Interest income	1.6	1.4	4.5	4.1
Equity earnings in joint ventures	8.6	7.1	25.0	20.9
Income from continuing operations before income taxes	67.4	39.3	136.1	100.5
Income tax (provision) benefit	(12.5)	11.5	(34.8)	(4.0)
Income from continuing operations	54.9	50.8	101.3	96.5

Income from discontinued operations, net of tax	6.0	11.1	21.5	24.4
Gain (loss) on disposition of discontinued operations, net of tax	(0.7)	0.4	(1.6)	1.2
Income from discontinued operations, net of tax	5.3	11.5	19.9	25.6

Net income	60.2	62.3	121.2	122.1

Net income attributable to noncontrolling interests	2.4	1.6	2.5	4.0

Net income attributable to SPX Corporation common shareholders	$57.8	$60.7	$118.7	$118.1

Amounts attributable to SPX Corporation common shareholders:
Income from continuing operations, net of tax	$52.5	$49.2	$98.8	$92.5
Income from discontinued operations, net of tax	5.3	11.5	19.9	25.6
Net income	$57.8	$60.7	$118.7	$118.1

Basic income per share of common stock:
Income from continuing operations attributable to SPX Corporation common shareholders	$1.05	$0.97	$1.97	$1.83
Income from discontinued operations attributable to SPX Corporation common shareholders	0.11	0.23	0.40	0.51
Net income per share attributable to SPX Corporation common shareholders	$1.16	$1.20	$2.37	$2.34

Weighted average number of common shares outstanding - basic	49.958	50.618	50.174	50.480

Diluted income per share of common stock:
Income from continuing operations attributable to SPX Corporation common shareholders	$1.05	$0.97	$1.94	$1.81
Income from discontinued operations attributable to SPX Corporation common shareholders	0.11	0.23	0.40	0.50
Net income per share attributable to SPX Corporation common shareholders	$1.16	$1.20	$2.34	$2.31

Weighted average number of common shares outstanding - diluted	50.038	50.804	50.799	51.039

Comprehensive income (loss)	$139.6	$(30.1)	$134.9	$153.7

SPX CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited; in millions)

	September 29,	December 31,
	2012	2011
ASSETS
Current assets:
Cash and equivalents	$346.3	$551.0
Accounts receivable, net	1,355.9	1,224.5
Inventories	629.0	591.9
Other current assets	152.7	132.7
Deferred income taxes	97.8	66.4
Assets of discontinued operations	706.7	720.1
Total current assets	3,288.4	3,286.6
Property, plant and equipment:
Land	45.1	48.4
Buildings and leasehold improvements	317.2	302.9
Machinery and equipment	811.1	775.0
	1,173.4	1,126.3
Accumulated depreciation	(516.5)	(476.3)
Property, plant and equipment, net	656.9	650.0
Goodwill	1,810.7	1,773.7
Intangibles, net	967.1	972.4
Other assets	746.0	709.1
TOTAL ASSETS	$7,469.1	$7,391.8

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$534.2	$643.4
Accrued expenses	1,014.6	982.0
Income taxes payable	28.3	26.7
Short-term debt	223.8	71.3
Current maturities of long-term debt	331.1	4.2
Liabilities of discontinued operations	194.2	234.4
Total current liabilities	2,326.2	1,962.0

Long-term debt	1,594.3	1,925.6
Deferred and other income taxes	167.9	131.1
Other long-term liabilities	1,068.6	1,135.8
Total long-term liabilities	2,830.8	3,192.5

Equity:
SPX Corporation shareholders’ equity:
Common stock	998.0	993.6
Paid-in capital	1,549.5	1,502.2
Retained earnings	2,568.8	2,488.3
Accumulated other comprehensive loss	(233.1)	(246.5)
Common stock in treasury	(2,583.2)	(2,510.3)
Total SPX Corporation shareholders’ equity	2,300.0	2,227.3
Noncontrolling interests	12.1	10.0
Total equity	2,312.1	2,237.3
TOTAL LIABILITIES AND EQUITY	$7,469.1	$7,391.8

SPX CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited; in millions)

	Three months ended		Nine months ended
	September 29, 2012	October 1, 2011	September 29, 2012	October 1, 2011
Cash flows from (used in) operating activities:
Net income	$60.2	$62.3	$121.2	$122.1
Less: Income from discontinued operations, net of tax	5.3	11.5	19.9	25.6
Income from continuing operations	54.9	50.8	101.3	96.5
Adjustments to reconcile income from continuing operations to net cash from (used in) operating activities:
Special charges, net	7.1	7.2	17.9	13.8
Impairment of goodwill and other intangible assets	—	—	—	24.7
Gain on sale of a business	—	—	(20.5)	—
Deferred and other income taxes	5.2	(20.8)	5.3	(25.8)
Depreciation and amortization	28.1	21.9	85.2	64.1
Pension and other employee benefits	15.0	13.7	43.7	43.2
Stock-based compensation	5.6	7.2	33.9	32.9
Loss on FX forward contracts and FX embedded derivatives, net	0.2	31.4	1.4	32.8
Other, net	3.4	2.0	9.4	5.2
Changes in operating assets and liabilities, net of effects from acquisitions and divestitures:
Accounts receivable and other assets	(21.7)	(11.4)	(196.6)	(56.5)
Inventories	(7.5)	(42.8)	(15.3)	(107.8)
Accounts payable, accrued expenses and other	(34.5)	30.9	(189.8)	0.8
Cash spending on restructuring actions	(3.6)	(4.3)	(15.3)	(17.5)
Net cash from (used in) continuing operations	52.2	85.8	(139.4)	106.4
Net cash from (used in) discontinued operations	15.7	24.9	(13.8)	14.8
Net cash from (used in) operating activities	67.9	110.7	(153.2)	121.2

Cash flows used in investing activities:
Proceeds from asset sales and other	1.5	0.1	10.2	0.3
(Increase) decrease in restricted cash	0.1	0.1	1.9	(2.7)
Business acquisitions and other investments, net of cash acquired	—	(0.7)	(30.5)	(8.1)
Capital expenditures	(21.4)	(28.1)	(58.5)	(72.5)
Net cash used in continuing operations	(19.8)	(28.6)	(76.9)	(83.0)
Net cash used in discontinued operations	(2.0)	(1.9)	(4.0)	(50.0)
Net cash used in investing activities	(21.8)	(30.5)	(80.9)	(133.0)

Cash flows from (used in) financing activities:
Borrowings under senior credit facilities	300.0	285.0	886.0	660.0
Repayments under senior credit facilities	(314.0)	(320.0)	(781.9)	(660.0)
Repayments under senior notes	—	—	—	(49.5)
Borrowings under trade receivables agreement	29.3	10.0	127.3	96.0
Repayments under trade receivables agreement	(22.0)	(21.0)	(81.3)	(50.0)
Net borrowings (repayments) under other financing arrangements	(8.7)	(4.3)	(4.8)	1.5
Purchases of common stock	—	—	(75.0)	—
Proceeds from the exercise of employee stock options and other, net of minimum tax withholdings paid on behalf of employees for net share settlements	0.5	0.9	5.1	—
Financing fees paid	—	(0.5)	(0.2)	(11.7)
Dividends paid	(13.2)	(12.6)	(38.5)	(40.7)
Net cash from (used in) continuing operations	(28.1)	(62.5)	36.7	(54.4)
Net cash from discontinued operations	—	—	—	—
Net cash from (used in) financing activities	(28.1)	(62.5)	36.7	(54.4)
Change in cash and equivalents due to changes in foreign currency exchange rates	0.8	(16.6)	(7.3)	7.0
Net change in cash and equivalents	18.8	1.1	(204.7)	(59.2)
Consolidated cash and equivalents, beginning of period	327.5	395.1	551.0	455.4
Consolidated cash and equivalents, end of period	$346.3	$396.2	$346.3	$396.2

SPX CORPORATION AND SUBSIDIARIES

RESULTS OF REPORTABLE SEGMENTS AND OTHER OPERATING SEGMENTS

(Unaudited; in millions)

	Three months ended			Nine months ended
	September 29, 2012	October 1, 2011%		September 29, 2012	October 1, 2011%
Flow Technology reportable segment

Revenues	$648.6	$527.9	22.9%	$1,954.0	$1,476.6	32.3%
Gross profit	197.8	169.1		581.7	488.4
Selling, general and administrative expense	112.3	95.0		365.5	293.5
Intangible amortization expense	7.4	4.0		21.9	11.8
Income	$78.1	$70.1	11.4%	$194.3	$183.1	6.1%
as a percent of revenues	12.0%	13.3%		9.9%	12.4%

Thermal Equipment and Services reportable segment

Revenues	$381.0	$433.9	-12.2%	$1,051.7	$1,191.1	-11.7%
Gross profit	80.2	93.9		210.2	258.3
Selling, general and administrative expense	48.9	51.7		149.9	156.2
Intangible amortization expense	1.3	1.4		4.0	4.2
Income	$30.0	$40.8	-26.5%	$56.3	$97.9	-42.5%
as a percent of revenues	7.9%	9.4%		5.4%	8.2%

Industrial Products and Services

Revenues	$219.8	$204.2	7.6%	$669.2	$620.0	7.9%
Gross profit	62.0	63.2		192.1	191.6
Selling, general and administrative expense	35.5	35.9		108.7	112.1
Intangible amortization expense	0.4	0.2		1.3	0.9
Income	$26.1	$27.1	-3.7%	$82.1	$78.6	4.5%
as a percent of revenues	11.9%	13.3%		12.3%	12.7%

Total income for reportable and other operating segments	$134.2	$138.0		$332.7	$359.6
Corporate expenses	24.9	26.7		79.3	82.9
Pension and postretirement expense	10.7	8.6		28.9	26.7
Stock-based compensation expense	5.6	7.2		33.9	32.9
Impairment of goodwill and other intangible assets	—	—		—	24.7
Special charges, net	7.1	7.2		17.9	13.8
Consolidated Operating Income	$85.9	$88.3	-2.7%	$172.7	$178.6	-3.3%

SPX CORPORATION AND SUBSIDIARIES

ORGANIC REVENUE RECONCILIATION

(Unaudited)

	Three months ended September 29, 2012
	Net Revenue		Foreign	Organic Revenue
	Growth (Decline)	Acquisitions (Divestitures)	Currency	Growth (Decline)

Flow Technology reportable segment	22.9%	26.4%	(4.0)%	0.5%

Thermal Equipment and Services reportable segment	(12.2)%	(2.4)%	(4.1)%	(5.7)%

Industrial Products and Services	7.6%	—%	(0.6)%	8.2%

Consolidated	7.2%	11.1%	(3.4)%	(0.5)%

	Nine months ended September 29, 2012
	Net Revenue		Foreign	Organic Revenue
	Growth (Decline)	Acquisitions (Divestitures)	Currency	Growth (Decline)

Flow Technology reportable segment	32.3%	29.0%	(4.0)%	7.3%

Thermal Equipment and Services reportable segment	(11.7)%	(1.7)%	(4.4)%	(5.6)%

Industrial Products and Services	7.9%	—%	(0.6)%	8.5%

Consolidated	11.8%	12.4%	(3.5)%	2.9%

SPX CORPORATION AND SUBSIDIARIES

FREE CASH FLOW  RECONCILIATION

(Unaudited; in millions)

	Three months ended		Nine months ended
	September 29, 2012	October 1, 2011	September 29, 2012	October 1, 2011

Net cash from (used in) continuing operations	$52.2	$85.8	$(139.4)	$106.4

Capital expenditures - continuing operations	(21.4)	(28.1)	(58.5)	(72.5)

Free cash flow from (used in) continuing operations	$30.8	$57.7	$(197.9)	$33.9

SPX CORPORATION AND SUBSIDIARIES

CASH AND DEBT RECONCILIATION

(Unaudited; in millions)

Nine months ended
September 29, 2012

Beginning cash and equivalents	$551.0

Cash used in continuing operations	(139.4)
Business acquisitions, net of cash acquired	(30.5)
Capital expenditures	(58.5)
Decrease in restricted cash	1.9
Proceeds from asset sales and other	10.2
Borrowings under senior credit facilities	886.0
Repayments under senior credit facilities	(781.9)
Net borrowings under trade receivable agreement	46.0
Net repayments under other financing arrangements	(4.8)
Financing fees paid	(0.2)
Proceeds from the exercise of employee stock options and other, net of minimum withholdings paid on behalf of employees for net share settlements	5.1
Purchases of common stock	(75.0)
Dividends paid	(38.5)
Cash used in discontinued operations	(17.8)
Change in cash due to changes in foreign currency exchange rates	(7.3)
Ending cash and equivalents	$346.3

	Debt at				Debt at
	December 31, 2011	Borrowings	Repayments	Other	September 29, 2012

Domestic revolving loan facility	$—	$886.0	$(750.0)	$—	$136.0
Foreign revolving loan facility	30.9	—	(31.9)	1.0	—
Term Loan 1	300.0	—	—	—	300.0
Term Loan 2	500.0	—	—	—	500.0
6.875% senior notes	600.0	—	—	—	600.0
7.625% senior notes	500.0	—	—	—	500.0
Trade receivables financing arrangement	—	127.3	(81.3)	—	46.0
Other indebtedness	70.2	13.9	(18.7)	1.8	67.2
Totals	$2,001.1	$1,027.2	$(881.9)	$2.8	$2,149.2